Exhibit 23.3

302 FORT WORTH CLUB BUILDING

306 WEST SEVENTH STREET

FORT WORTH, TEXAS 76102-4987

(817) 336-2461

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report relating to the proved oil and gas reserves of Concho Resources Inc., dated January 23, 2019, which appears in Concho Resources Inc.’s Annual Report on Form 10-K for the year ended December 31, 2018.

CAWLEY, GILLESPIE & ASSOCIATES, INC.

/s/ J. Zane Meekins, P.E.
J. Zane Meekins, P.E.
Executive Vice President

Fort Worth, Texas

May 7, 2019